EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact:
Brad West
Chief Financial Officer
PGTI
Office: 941-480-1600
bwest@pgtindustries.com

PGTI Announces $20 Million Share Buyback Program

Venice, Florida – October 28, 2015 – PGT, Inc. (NASDAQ: PGTI), announced today that its Board of Directors authorized the repurchase of up to $20 million of its outstanding shares of common stock.

“The share buyback program announced today demonstrates our confidence in the strength of our business and our markets,” said Jeff Jackson, President and Chief Operating Officer.

Repurchase under PGTI’s share buyback program will be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, our credit facility, and other relevant factors. PGTI does not intend to repurchase any shares from directors, officers, or other affiliates. The program does not obligate PGTI to acquire any specific number of shares. The timing, manner, price and amount of repurchases will be determined at the Company’s discretion, and the program may be suspended, terminated or modified at any time for any reason.

ABOUT PGT INCORPORATED:
PGT, INC. (NASDAQ: PGTI), headquartered in Venice, Florida, creates products and services which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company’s trusted brands include PGT Windows & Doors and CGI Windows & Doors. PGT Industries holds a solid market leadership position within its segment and is part of the S&P SmallCap 400 Index. For additional information, visit ir.pgtindustries.com.

ABOUT PGT WINDOWS & DOORS:
PGT Windows & Doors pioneered the U. S. impact-resistant window and door industry, and today is the nation’s leading manufacturer and supplier of residential impact-resistant windows & doors. Founded in 1980, the Company employs approximately 1,900 at its manufacturing, glass laminating and tempering plants in North Venice, Florida. Utilizing the latest designs and technology, PGT Windows & Doors are ideal for new construction and replacement projects serving residential, commercial, high-rise and institutional markets. The Company’s product lines includes PGT Aluminum & Vinyl Windows & Doors; PGT EnergyVue; PGT WinGuard; PGT PremierVue; PGT ClassicVue; PGT Architectural Systems; and PGT Eze-Breeze Sliding Panels. PGT Windows & Doors is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI). For additional information, visit pgtindustries.com.

ABOUT CGI WINDOWS & DOORS:
CGI was established in 1992 and has consistently built a reputation based on designing and manufacturing quality impact-resistant products that meet or exceed the stringent Miami-Dade County impact standards. The Company has over 320 employees at its manufacturing plant in Miami, Florida. Today, the Company continues to lead as an innovator in product craftsmanship, strength and style, and its brands are highly recognized and respected by the architectural community. CGI product lines include the Estate Collection, Sentinel by CGI, Estate Entrances, Commercial Series and Targa by CGI. CGI Windows & Doors is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI). For additional information, visit cgiwindows.com.

FORWARD-LOOKING STATEMENTS:
From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

▪	Changes in new home starts and home remodeling trends
▪	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
▪	Raw material prices, especially aluminum
▪	Transportation costs
▪	Level of indebtedness
▪	Dependence on WinGuard and certain other branded product lines
▪	Integration of acquisition(s)
▪	Product liability and warranty claims
▪	Federal and state regulations, and
▪	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at  http://ir.pgtindustries.com/sec.cfm.